Exhibit 99.1

Las Vegas Sands Chairman and CEO Robert G. Goldstein to Transition to Senior Advisor Role in March 2026

Mr. Goldstein joined Sands Founder Sheldon G. Adelson in 1995 and has been instrumental in the company’s many successes over the past 30 years

LAS VEGAS, March 6, 2025 – Las Vegas Sands (NYSE: LVS) announced today that Robert G. Goldstein, its chairman and chief executive officer and long-time senior executive, will transition to the role of senior advisor on March 1, 2026. Mr. Goldstein has agreed to serve as a senior advisor through March 2028. In that capacity, Mr. Goldstein will assist management with its government relations activities, efforts to pursue new physical development opportunities and the company’s gaming strategies.

“This company transformed the industry from a gaming-centric model to the integrated resort model and, through a different strategic approach in each market, meaningfully changed the tourism landscape in Las Vegas, Macao and Singapore. I’ve been fortunate to work with a great team of people over the years, and I specifically want to express my gratitude to Sheldon for his support and friendship. I would also like to thank Dr. Adelson. I look forward to using the years ahead to help the team build toward another great chapter in this company’s history,” Mr. Goldstein said.

Mr. Goldstein joined the company prior to the opening of The Venetian Las Vegas and was intricately involved in its development, ultimately becoming president when it opened in 1999. While The Venetian was being constructed, Mr. Goldstein had numerous areas of responsibility including building the property’s gaming business and its operations. He was also the lead executive responsible for developing the Grand Canal Shoppes, the property’s large retail mall. He attracted new retail brands to the market along with important lifestyle brands, such as Canyon Ranch Spa. His efforts also brought game-changing dining concepts and an impressive roster of celebrity chef restaurants, a model that was still relatively new at the time.

At the time of its construction, many industry observers predicted the all-suite 3,000-room hotel, which was built to cater to business travelers and convention attendees during the week and leisure visitors on the weekends, would be less than successful.

“In the beginning, we were counted out more times than I can count,” Mr. Goldstein said. “All these years later it is clear the opening of The Venetian was a turning point in the history of the Las Vegas Strip. Sheldon was widely criticized at the time, but his vision and the work we started together 30 years ago has more than stood the test of time.”

During his time as president and chief operating officer of The Venetian and The Palazzo from 1999 to 2010, Mr. Goldstein was responsible for many important property milestones, which also had a broader impact on The Las Vegas Strip as well.

Under Mr. Goldstein’s leadership, The Venetian featured cultural attractions such as the Guggenheim Hermitage Museum along with being among the first Las Vegas properties to attract top-tier Broadway shows including Phantom of the Opera and Jersey Boys. Mr. Goldstein also oversaw The Venetian’s significant hospitality enhancements that were designed to attract more international visitors, especially those coming from Asia where the company opened Sands Macao in 2004 and was actively pursuing other developmental opportunities in the region.

In 2004, Mr. Goldstein led the company’s efforts to sell its retail offerings in The Venetian and the not-yet-opened Palazzo for $1.5 billion. Industry analysts at the time lauded the sale as a “landmark deal” for the value of Las Vegas Strip realty – the sale also led to investment in Las Vegas real estate in a broader context overall. Later that same year, he was present as Sands was traded publicly for the first time on the New York Stock Exchange, where it would become the most valuable company in its industry based on market capitalization.

Another important moment for entertainment in Las Vegas, and the impact Mr. Goldstein had on it, came in September of 2005 when the 40,000 square-foot TAO Nightclub opened at The Venetian.

The venue was successful from the beginning and set off a new era of large-scale development in Las Vegas centered on nightlife and entertainment.

While the company was expanding its presence in Macao and Las Vegas, Mr. Goldstein was also guiding the development of Sands Bethlehem in eastern Pennsylvania. The project opened in 2009 — reinvigorating the site of the shuttered Bethlehem Steel Mill and becoming a model for future regional casino development. Sands sold the property in 2019 for $1.3 billion.

In late 2014, after having served as president of global gaming operations, Mr. Goldstein was named the company’s president and chief operating officer and continued to work closely with Mr. Adelson and the leadership teams in Las Vegas, Macao and Singapore. When Mr. Adelson passed away in January of 2021, Mr. Goldstein was named the company’s chairman and chief executive officer.

“As one of the first employees of the company, our family has great appreciation for Rob’s leadership and the many contributions he’s made over the years. He has left an indelible mark on the history of the company, and our family will always be thankful for it,” Dr. Miriam Adelson, co-founder and majority shareholder of Sands, said. “Sheldon deeply appreciated Rob’s friendship and counsel, and he would be very grateful for everything Rob has given over the past three decades.”

Mr. Goldstein has always had a strong belief in Las Vegas as a world-class business and tourism location, and that was never more apparent than when he helped assemble a group of local business and community leaders, including other gaming companies, to secure support for a new world-class stadium in Las Vegas. Along with Mark Davis, owner of the National Football League’s Raiders franchise, Mr. Goldstein and others went before the Southern Nevada Tourism Infrastructure Committee and made the case for the benefits the stadium would bring to the region. Ultimately the committee agreed, and a few short years later the Las Vegas Raiders made their debut in a new state-of-the-art 65,000-seat stadium.

With a new NFL stadium moving ahead, it was time to pursue the next game-changing entertainment project. In early 2018, Madison Square Garden (MSG) Company and Las Vegas Sands announced a partnership to develop MSG Sphere – a new world-class entertainment and music venue located next to The Venetian and its expo and convention center. Mr. Goldstein immediately saw the advantages of having the new venue in such proximity to the company’s Las Vegas properties. He worked closely with MSG Executive Chairman and CEO Jim Dolan to get the project off the ground. Sands contributed the land for the venue and made a capital contribution to the project as well. Sphere opened to rave reviews in the fall of 2023 and has become a can’t-miss attraction and an iconic part of the Las Vegas Strip skyline.

Mr. Goldstein and his wife, Sheryl, have been actively involved in many Las Vegas charitable and civic causes over the years. They both have served on numerous boards and been generous donors to a variety of organizations, including Opportunity Village, Cleveland Clinic Lou Ruvo Center for Brain Health - Las Vegas, Nevada Ballet, Emeril Lagasse Foundation, Adelson Clinic for Drug Abuse Treatment and Research, Public Education Foundation and many others. Mr. Goldstein was also the driving force behind the creation of the Young Women’s Leadership Academy of Las Vegas, a charter school offering a high-quality, all-girls’ education model for Las Vegas-area families.

Both the company and Mr. Goldstein intend for his senior advisor role to be his sole position with the company and its subsidiaries as of March 1, 2026. The company’s board of directors intends to name Mr. Patrick Dumont, the company’s president and chief operating officer, as chairman and chief executive officer upon Mr. Goldstein’s transition to his senior advisor role.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of the company’s intended board of directors and chief executive officer changes and related statements. In addition, in certain portions included in this press release, the words “intend,” “will” and similar expressions are intended to identify forward-looking statements. The risks and uncertainties that could cause the company’s actual results or other expectations to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the risks and uncertainties detailed in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statement is made. Las Vegas Sands Corp. assumes no obligation to update any forward-looking statements and information.

About Sands (NYSE: LVS)

Sands is the leading global developer and operator of integrated resorts. The company’s iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make its host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands® in Singapore and The Venetian® Macao, The Londoner Macao®, The Parisian Macao®, The Plaza Macao and Four Seasons Hotel Macao, and Sands® Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Dedicated to being a leader in corporate responsibility, Sands is anchored by the core tenets of serving people, communities and the planet. The company’s ESG leadership has led to inclusion on the Dow Jones Sustainability Indices for World and North America. To learn more, visit www.sands.com.

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Contacts:

Investment Community:

Daniel Briggs

Daniel.Briggs@sands.com

Media:

Ron Reese

Ron.Reese@sands.com

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